EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206355 on Form S-8 of our report dated March 28, 2025, with respect to the consolidated financial statements and schedules, which appear in Presurance Holdings, Inc’s (formerly “Conifer Holdings, Inc.”) Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

East Lansing, Michigan

March 27, 2026